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                                                                  EXHIBIT 10.23




                               TAKE-OUT AGREEMENT





     THIS TAKE-OUT AGREEMENT (this "Agreement") is made as of May 19, 2000, by and between Transgenomic, Inc., a Delaware corporation (the "Company") and Nebraska State Bank, a Nebraska corporation (the "Lender").


     WHEREAS, SD Acquisition, Inc. (the "Borrower") has acquired certain assets of the Company pursuant to the terms and conditions of an Asset Purchase Agreement of even date herewith; and


     WHEREAS, the Borrower has borrowed in the aggregate $4,635,000 from the Lender pursuant to the terms and conditions of those certain loan agreements (the "Loan Agreements") of even date herewith (the "Loans");


     WHEREAS, each of the Loans is guarantied by the personal guarantee of Stephen and Nancy Dwyer (the "Dwyers"), which guarantee is secured by the pledge or hypothecation of 750,000 shares of the Company's common stock beneficially held by the Dwyers (the "Shares");


     WHEREAS, the Company has filed with the Commission (as defined below) a registration statement on Form S-1 (File No. 333-32174) with respect to the offering of shares of its common stock (the "Initial Public Offering") and in connection therewith will register the Shares with the Commission; and,


     WHEREAS, concurrent with the completion of the Initial Public Offering, the Company has agreed to purchase the Loans in an amount equal to the unpaid principal balances thereof, together with accrued interest.


     NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:


     "Closing Date" shall mean the date of closing of the Initial Public
Offering.


     "Commission" shall mean the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.


     "Common Stock" means the common stock of the Company.


     "Participating Lenders" means the Lender and any other financial institution participating in the Loans.


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     The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.


     "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 3 hereof, including, without limitation, all registration, qualification and filing fees, listing application fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, Blue Sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).


     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar United States federal statute.


     "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered hereby.

2.   SALE OF LOANS.

     (a) On and subject to the terms and conditions of this Agreement, the Lender for itself and as agent for, or predecessor in interest of, each Participating Lender, hereby agrees to transfer, sell, convey and assign to the Company, and the Company agrees to purchase from the Participating Lenders, on the Closing Date all of the Participating Lenders's respective rights and interests in the Loans. The purchase of the Loans by the Company is conditioned upon the closing of the Initial Public Offering and the Company agrees that the underwriting agreement for the Initial Public Offering will provide that the closing of the Initial Public Offering is conditioned upon the Company's performance of its obligations hereunder. The Company shall use its best efforts to cause the closing of the Initial Public Offering to occur within sixty (60) days from the date of this Agreement.

     (b) The purchase price of the Loans shall be equal to the unpaid principal balances of the Loans, together with all accrued, but unpaid, interest thereon as of the Closing Date. The purchase price shall be paid by wire transfer to such account or accounts as the Lender may designate and shall be allocated amongst the Participating Lenders in accordance with their respective interest in the Loans.

     (c) At the closing of the transactions contemplated in this Section 2, each of the Participating Lenders shall deliver to the Company (i) such assignments, notices, termination statements and any other documents as may be reaonsonably requested by the Company to effect the transactions contemplated herein and (ii) all collateral held by the Participating Lenders, or any of them, securing the Loans or any guaranties of the Loans.

3.   REGISTRATION OF SHARES.

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     (a)  The Shares shall be included in the registration statement on Form S-1 filed in connection with the Initial Public Offering.

     (b) Upon request of a majority in interest of the Participating Lenders or of the beneficial holders of the Shares, the Shares shall be listed on The National Market of The Nasdaq Stock Market, or such other market or exchange as the Common Stock may then be listed.

     (c) The Company shall not have the right to terminate or withdraw any registration statement contemplated in this Section 3 prior to the effectiveness of such registration statement without the consent of all of the Participating Lenders.

4.   EXPENSES OF REGISTRATION.

     (a) Registration Expenses. The Company shall bear all Registration Expenses incurred in connection with the registration pursuant to
          Section 3.

     (b) Selling Expenses. Unless otherwise stated, all Selling Expenses, if any, relating to securities registered pursuant to Section 3 shall be borne by the beneficial holders thereof pro rata on the basis of the number of shares so registered.

5.   MISCELLANEOUS.

     (a) Governing Law. This Agreement will be governed by and construed under the laws of Nebraska as applied to agreements among Nebraska residents entered into and to be performed entirely within Nebraska.

     (b) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all the parties hereto.

     (c) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegally invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a legal, valid and binding substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

     (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     (e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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     (f)  Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter and supersedes all other understandings, oral or written, with respect to the subject matter hereof.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.





TRANSGENOMIC, INC.                        NEBRASKA STATE BANK





By: /s/ Collin D'Silva                    By: /s/ Wayne Kehrli
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